Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 10, 2014, is by and between Ormat Technologies, Inc., a Delaware corporation ("OTI"), and Ormat Industries Ltd., an Israeli corporation (the “Shareholder”), a holder of shares of common stock, par value $0.001 per share (the "OTI Shares") of OTI. Certain other capitalized terms used in this Agreement are defined below or in Article V.

RECITALS

A.      Concurrently with the execution of this Agreement, Shareholder, OTI and Ormat Systems Ltd., an Israeli company ("OSIL") are entering into a Share Exchange Agreement and Plan of Merger of even date herewith (as may be amended from time to time, the “Share Exchange Agreement”);

B.     As of the date hereof, Shareholder is the record owner and beneficial owner of, and has the sole right to vote and dispose of or cause to be voted or disposed of, with respect to, in the aggregate, such number of OTI Shares, as is indicated on the signature page of this Agreement; and

D.      As a condition and inducement to their willingness to enter into the Share Exchange Agreement, OTI has required that the Shareholder agree, and the Shareholder (in his, her or its capacity as such) has agreed, subject to the terms of this Agreement, to vote the Shares so as to facilitate consummation of the transactions contemplated under the Share Exchange Agreement. In addition, the Shareholder understands and acknowledges that OTI is entitled to rely on (i) the truth and accuracy of the Shareholder’s representations contained herein and (ii) the Shareholder’s performance of the obligations set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, in consideration of the premises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration the parties hereto hereby agree as follows:

I.     AGREEMENT TO VOTE

1.1     Voting Agreement. (a) Shareholder hereby covenants and agrees that, prior to the Expiration Date, at any meeting or consent solicitation (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of OTI, however called, Shareholder will appear at the meeting, execute a written consent or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and to vote or cause the Shares to be voted (i) in favor of (A) the OTI Stockholder Approval, and (B) to the extent that a vote is solicited in connection with this Agreement or the Share Exchange Agreement, any other action required in furtherance hereof or thereof and (ii) against any action that would preclude fulfillment of a condition precedent under the Share Exchange Agreement to OTI's or OSIL's obligation to consummate the Share Exchange or the other Transactions.

(b) Prior to the Expiration Date, Shareholder will not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with any provision of this Section 1.1.

1.2     Irrevocable Proxy. Shareholder hereby irrevocably grants to and appoints Isaac Angel, Doron Blachar and Etty Rosner, in their respective capacities as officers of OTI, and any individual who shall hereafter succeed to any such office of OTI, and each of them individually, Shareholder’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to represent, vote and otherwise act (by voting at any meeting of stockholders of OIL, including by way of written consent) with respect to the Shares owned or held by Shareholder regarding the matters referred to in Section 1.1(a) hereof until the Expiration Date, to the same extent and with the same effect as Shareholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 1.2 is coupled with an interest and shall be irrevocable until the Expiration Date. Shareholder will take such further action and will execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. Shareholder hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the Shares that may have heretofore been appointed or granted with respect to the maters referred to in Section 1.1(a) hereof and no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given by Shareholder.

1.3     Transfer and Other Restrictions. (a) From and after the date hereof until the termination of this Agreement, Shareholder agrees not to, directly or indirectly:

(i) grant any proxy, power of attorney, deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as expressly provided in this Agreement; or

(ii) take any other action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or, except as permitted by the Share Exchange Agreement, have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

(b) Without derogating from its obligations under the Share Exchange Agreement, to the extent that Shareholder is, as of the date hereof or becomes, prior to the Expiration Date, party to a contract or agreement that requires Shareholder to Transfer any Shares to another person or entity, Shareholder will not effect any such Transfer unless, prior to such Transfer, Shareholder causes the transferee to be bound by and to execute an agreement in the form of this Agreement with OTI with respect to the Shares to be Transferred.

(c) Shareholder agrees with, and covenants to, OTI that Shareholder will not request that OTI register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer complies with Section 1.3(b).

II.     CONSENT AND WAIVER

Shareholder agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against OTI, OSIL or any of their respective successors or assigns (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Share Exchange Agreement or the consummation of the Transactions contemplated thereby. Nothing contained in this Section shall affect or impair any rights or remedies in respect of any breach by OTI or OSIL of the Share Exchange Agreement or the Other Transaction Documents.

III.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER

Except as expressly set forth in the applicable section of Schedule 3 hereto, Shareholder hereby represents, warrants and covenants to OTI as follows:

3.1     Authority, Enforceability. Shareholder has the legal capacity and the power and authority to enter into, execute, deliver and perform Shareholder’ obligations under this Agreement and to make the representations, warranties and covenants made by Shareholder herein. This Agreement has been duly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.2     No Conflicts, No Defaults And Consents. The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder’ properties, including the Shares, is bound or affected, (ii) conflict with or violate any agreement to which Shareholder is a party or is subject, including, without limitation, any voting agreement or voting trust, (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Security Interest in or to the Shares, pursuant to any Contract to which Shareholder is a party or by which Shareholder or any of the Shares is bound or affected, (iv) require any Contract of any third party, (v) require Shareholder to make any filing with or give any notice to, or obtain any approval, consent, ratification, waiver or other authorization from, any Person or any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby, except for filings with the SEC, Israel Securities Authority or Tel Aviv Stock Exchange required disclosures as may be required in connection with this Agreement and the transactions contemplated hereby, (vi) constitute a violation of any Law applicable to Shareholder, or (vii) render any state takeover statute or similar statute or regulation applicable to the Share Exchange or any of the other Transactions; excluding in cases of clauses (i)-(vi) above, conflicts, violations, breaches, defaults, rights, creations of any material Security Interest, Contracts, filings, notices, approvals, consents, ratifications, waivers, or other authorizations that would not reasonably be expected to constitute, individually or in the aggregate, an OIL MAE.

3.3     Shares Owned; Voting Power. As of the date hereof, Shareholder is the record owner and beneficial owner, with respect to, in the aggregate, such number of OTI Shares, as is indicated on the signature page of this Agreement, and does not beneficially own or otherwise have the power to direct the voting with respect to, any shares of capital stock of OTI, other than such Shares. Shareholder has the sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to the dispositions contemplated by this Agreement and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Shares, with not material limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

3.4     Accuracy of Representations; Reliance. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time as if made on that date. Shareholder understands and acknowledges that each of OTI and OSIL is entering into the Share Exchange Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

3.5     Further Assurances. Shareholder agrees to execute and deliver any additional documents reasonably necessary or desirable, to carry out the purposes and intent of this Agreement.

3.6     Stockholder Capacity. Shareholder enters into this Agreement solely in its capacity as the record and beneficial owner of the Shares. Nothing contained in this Agreement will limit the rights and obligations of Shareholder, any affiliates, directors, officers or other Representatives of Shareholder or OTI in his or her capacity as a director or officer of Shareholder, OIL or OTI, and the agreements set forth herein will in no way restrict any director or officer of Shareholder, OIL or OTI in the exercise of his or her fiduciary duties as a director or officer thereof.

3.7     Limited Proxy. Shareholder will retain at all times the right to vote the Shares, in Shareholder’ sole discretion, on all matters other than those set forth in Section 1.1 which are at any time or from time to time presented to OTI’s Stockholders generally.

3.8     Notification of Acquisition of Shares. Shareholder hereby agrees to promptly notify OTI in writing of the number of any additional shares of OTI common stock or other shares of capital stock of OTI acquired by Shareholder or of which Shareholder becomes the beneficial owner, if any, after the date hereof.

3.9     Additional Agreements. Shareholder hereby agrees, prior to the Expiration Date, not to take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Shareholder of its obligations under or contemplated by this Agreement.

IV.     MISCELLANEOUS

4.1     Severability. The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable Law.

4.2     Amendments and Waivers. (a) This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 4.2(a) and will be effective only to the extent in such writing specifically set forth.

4.3     No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

4.4     Entire Agreement. This Agreement, together with the Share Exchange Agreement and the Other Transaction Agreements, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter. For the avoidance of doubt, this Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein regarding the voting of Shareholder for the OTI Stockholder Approval and shall not be deemed to derogate from Shareholder rights under the Share Exchange Agreement, including the right to terminate the Share Exchange Agreement in accordance with its terms.

4.5     Assignment. Other than as expressly provided herein, no Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Parties. Except as provided in the preceding sentence, any attempted assignment or delegation will be void.

4.6     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)     The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, without regard to the conflict of law principles thereof that would result in the application of the Laws of another jurisdiction; provided, however, that (i) matters involving the internal corporate affairs of OIL or OSIL shall be governed by the laws of the State of Israel and (ii) provisions relating to the Court Approval or the Merger that are required under Israeli law to be governed by Israeli law will be so governed.

(b)      By execution and delivery of this Agreement, each Party irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts of the State of Delaware for itself and in respect of its property in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereunder in any other court. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any dispute arising out of this Agreement or any of the transactions contemplated hereunder in the state and federal courts of the State of Delaware, or that any such dispute brought in any such court has been brought in an inconvenient or improper forum. The Parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c)      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6(c).

4.7          Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and delivered in accordance with Section 8.5 of the Share Exchange Agreement.

4.8     Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other Parties for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

4.9     Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

4.10     Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

4.11     Termination. This Agreement will be terminated and will be of no further force and effect upon the Expiration Date.

4.12     Fees And Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expenses.

4.13     Nonsurvival Of Representations And Warranties. None of the representations and warranties in this Agreement or in any exhibit, instrument or other document delivered pursuant to this Agreement will survive the Expiration Date; provided, however, that the termination of this Agreement will not relieve any Party from any liability for any breach of representations and warranties in this Agreement that has occurred prior to the termination of this Agreement as provided for in Section 4.11.

4.14     Legends. Any stock certificates representing the Shares will at the request of OTI reflect this Agreement and, if applicable, the irrevocable proxy granted by this Agreement.

V.      DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Share Exchange Agreement. For purposes of this Agreement, the following terms, when utilized in a capitalized form, will have the following meanings:

“Beneficially own” or “beneficial ownership” or “beneficially owned,” with respect to any securities, means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “beneficial owner” is a Person who beneficially owns securities.

“Expiration Date” means the earlier to occur of (a) the Share Exchange Effective Time and (b) the termination of the Share Exchange Agreement in accordance with its terms.

“Parties” means Shareholder and OTI.

“Shares” means all issued and outstanding OTI Shares beneficially owned by Shareholder on the date hereof and any such shares Shareholder becomes the record or beneficial owner of after the execution of this Agreement and prior to the Expiration Date to the same extent as if they constituted Shares on the date hereof.

“Transfer” with respect to any security means to directly or indirectly (a) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security or (b) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Doron Blachar / Isaac Angel

Name:	Doron Blachar / Isaac Angel

Title:	Chief Financial Officer / Chief Executive Officer

ORMAT INDUSTRIES LTD.

By:	/s/ Doron Blachar / Isaac Angel

Name:	Doron Blachar / Isaac Angel

Title:	Chief Financial Officer / Chief Executive Officer

Shares beneficially owned:

27,206,580 OTI Shares

 [Signature Page to the Ormat Industries Voting Agreement]